Exhibit 99.1

CONFIDENTIAL

Box Reports 28 Percent Revenue Growth and 31 Percent Billings Growth for Fiscal Second Quarter 2018

•	Revenue of $122.9 Million, Up 28 Percent Year-over-Year

•	Billings of $139.5 Million, Up 31 Percent Year-over-Year

•	Deferred Revenue of $240.8 Million, Up 32 Percent Year-over-Year

REDWOOD CITY, Calif. – August 30, 2017 – Box, Inc. (NYSE:BOX), a leader in cloud content management, today announced financial results for the second quarter of fiscal 2018, which ended July 31, 2017.

“In the past few months, we have driven significant accomplishments for Box. We hired a new Chief Operating Officer with 25 years of enterprise go-to-market experience, we expanded our partnership with Microsoft to co-sell Box with Azure, and we took an important step in reinventing content management with advanced machine learning technology,” said Aaron Levie, co-founder and CEO of Box. “We are building the only platform capable of moving the $40 billion market for content management and enterprise storage infrastructure to the cloud.”

“Enterprises around the world are recognizing the value of Box’s cloud content management solution, as evidenced by our large deal traction and rapid revenue, billings and deferred revenue growth,” said Dylan Smith, co-founder and CFO of Box. “With our large global market opportunity and best-in-class customer economics, we are well-positioned to achieve our $1 billion revenue target.”

Fiscal Second Quarter 2018 Financial Highlights

•	Revenue for the second quarter of fiscal 2018 was a record $122.9 million, an increase of 28% from the second quarter of fiscal 2017.

•	Deferred revenue as of July 31, 2017, was $240.8 million, an increase of 32% from July 31, 2016.

•	Billings for the second quarter of fiscal 2018 were $139.5 million, an increase of 31% from the second quarter of fiscal 2017.

•	GAAP operating loss in the second quarter of fiscal 2018 was $39.0 million, or 32% of revenue. This compares to GAAP operating loss of $37.9 million, or 40% of revenue, in the second quarter of fiscal 2017.

•	Non-GAAP operating loss in the second quarter of fiscal 2018 was $14.9 million, or 12% of revenue. This compares to a non-GAAP operating loss of $18.0 million, or 19% of revenue, in the second quarter of fiscal 2017.

•	GAAP net loss per share, basic and diluted, in the second quarter of fiscal 2018 was $0.30 on 133 million shares outstanding, compared to a GAAP net loss per share of $0.30 in the second quarter of fiscal 2017 on 127 million shares outstanding.

•	Non-GAAP net loss per share, basic and diluted, in the second quarter of fiscal 2018 was $0.11, compared to non-GAAP net loss per share of $0.14 in the second quarter of fiscal 2017.

•	Net cash used in operating activities in the second quarter of fiscal 2018 totaled $9.5 million. This compares to net cash used in operating activities of $4.9 million in the second quarter of fiscal 2017.

•	Free cash flow in the second quarter of fiscal 2018 was negative $14.7 million. This compares to negative $8.0 million in the second quarter of fiscal 2017.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures at the end of this press release.

Business Highlights since Last Earnings Release

•	Grew paying customer base to more than 76,000 businesses, including new or expanded deployments with leading organizations such as Cabot Energy PLC, Credit Karma, Delta Global Services, Freedom Financial Network, the Metropolitan Police Service of London, next47, a global venture capital firm backed by Siemens, ScotiaBank, and United Talent Agency.

•	Announced that Box was positioned as a leader in the Content Collaboration Platforms Magic Quadrant report by Gartner.

•	Strengthened the company’s position globally with the announcement of a new Chief Operating Officer, Stephanie Carullo. Ms. Carullo brings more than 25 years of experience leading and growing multi-billion dollar businesses spanning multiple markets and industries around the world.

•	Announced an expanded partnership with Microsoft to jointly offer Box with Azure to enterprise customers. Box will use Azure as a strategic public cloud platform and the companies commit to shared go-to-market investments, including initiatives to co-sell Box offerings that leverage Azure. The partnership will also enable future integration between Azure’s AI and machine learning capabilities with Box’s cloud content management platform.

•	Introduced Box Elements, a new set of tools for businesses of all sizes to bring the Box content experience into any application built with Box Platform.

•	Launched Box Drive, the only unlimited cloud drive built for the enterprise, to power seamless collaboration streamed directly from the desktop to further simplify businesses’ shift to the cloud.

•	Unveiled Box’s integration with Apple’s new Files app on stage at the Apple Worldwide Developers Conference.

•	Announced new advanced image recognition capabilities through an integration with Google Cloud Vision. The integration represents one of Box’s first use cases of advanced machine learning to help enterprises improve workflows and drive efficiencies through more accurate discovery and deeper insights into unstructured content stored in Box.

Outlook

•	Q3 FY18 Guidance: Revenue is expected to be in the range of $128 million to $129 million. GAAP and non-GAAP basic and diluted earnings per share are expected to be in the range of ($0.34) to ($0.33) and ($0.14) to ($0.13), respectively. Weighted average basic and diluted shares outstanding are expected to be approximately 135 million.

•	Full Year FY18 Guidance: Revenue is expected to be in the range of $503 million to $506 million. GAAP and non-GAAP basic and diluted earnings per share are expected to be in the range of ($1.23) to ($1.21) and ($0.46) to ($0.44), respectively. Weighted average basic and diluted shares outstanding are expected to be approximately 134 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization and certain legal settlement and related costs. Box has provided a reconciliation of GAAP to non-GAAP earnings per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The access details for the live conference call are:

+ 1-877-201-0168, (U.S. and Canada), conference ID: 83210484

+ 1-647-788-4901 (international), conference ID: 83210484

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-855-859-2056 (U.S. and Canada), conference ID: 83210484

+ 1-404-537-3406 (international), conference ID: 83210484

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@boxhq, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, the demand for its products, its investments in go-to-market efforts, its ability to scale its business and drive operating leverage, its ability to achieve its long-term revenue target of $1 billion, expectations regarding its ability to achieve positive free cash flow for each of the third and fourth quarters of fiscal 2018 and the full fiscal year ending January 31, 2018, profitability, recent and planned product introductions and enhancements, the short- and long-term success and benefits of such product introductions and enhancements, and the success of strategic partnerships, as well as expectations regarding its revenue, GAAP and non-GAAP earnings per share, the related components of GAAP and non-GAAP earnings per share, and weighted average basic and diluted outstanding share count expectations for Box’s fiscal third quarter and full fiscal year 2018 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s intensely competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the Cloud Content Management market; (5) risks associated with Box’s ability to manage its rapid growth effectively; (6) Box’s limited operating history, which makes it difficult to predict future results; (7) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box; (8) Box’s ability to provide timely and successful enhancements, new features and modifications to its platform and services; (9) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (10) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended April 30, 2017. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, billings and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP measures and certain key metrics to their nearest comparable GAAP measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management’s internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors’ operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

Non-GAAP operating loss and non-GAAP operating margin. Box defines non-GAAP operating loss as operating loss excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating loss divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net loss and non-GAAP net loss per share. Box defines non-GAAP net loss as net loss excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Box defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average outstanding shares. Box excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure and, after adjusting for any shifts in relative payment frequencies, a leading indicator of future revenue. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue and deferred revenue, both of which are financial measures calculated in accordance with GAAP.

Free cash flow. Box defines free cash flow as cash provided by (used in) operating activities less purchases of property and equipment, principal payments of capital lease obligations, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Historically, these items have included restricted cash used to guarantee a significant letter of credit for Box’s Redwood City headquarters. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box’s business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures.

About Box

Box (NYSE:BOX) is the cloud content management company that empowers enterprises to revolutionize how they work by securely connecting their people, information and applications. Founded in 2005, Box powers more than 76,000 businesses globally, including AstraZeneca, General Electric, P&G, and The GAP. Box is headquartered in Redwood City, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit http://www.box.com/.

Contacts

Investors:

Stephanie Wakefield

VP, Investor Relations

+1 650-209-3463

swakefield@box.com

Alice Kousoum Lopatto

Director, Investor Relations

+1 650-209-3467

alopatto@box.com

Media:

Denis Roy, Box

+1 650-503-4209

press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	July 31, 2017	January 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$165,275	$177,391
Accounts receivable, net	107,891	120,113
Prepaid expenses and other current assets	16,631	10,826
Deferred commissions	13,287	13,771

Total current assets	303,084	322,101
Property and equipment, net	117,083	117,176
Intangible assets, net	101	543
Goodwill	16,293	16,293
Restricted cash	26,543	26,781
Other long-term assets	10,606	10,780

Total assets	$473,710	$493,674

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,834	$6,658
Accrued compensation and benefits	25,121	30,415
Accrued expenses and other current liabilities	18,118	17,713
Capital lease obligations	17,266	13,748
Deferred revenue	220,682	228,656
Deferred rent	2,065	751

Total current liabilities	297,086	297,941
Debt, non-current	40,000	40,000
Capital lease obligations, non-current	26,037	21,697
Deferred revenue, non-current	20,157	13,328
Deferred rent, non-current	45,537	44,207
Other long-term liabilities	2,982	1,769

Total liabilities	431,799	418,942

Stockholders’ equity:
Common stock (1)	13	13
Additional paid-in capital	1,006,516	960,144
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive income (loss)	58	(120)
Accumulated deficit	(963,499)	(884,128)

Total stockholders’ equity	41,911	74,732

Total liabilities and stockholders’ equity	$473,710	$493,674

(1)	As of July 31, 2017, the number of shares of the registrant’s Class A common stock outstanding was 105,689 and the number of shares of the registrant’s Class B common stock outstanding was 27,994.

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
	(in thousands)		(in thousands)
Revenue	$122,941	$95,713	$240,163	$185,868
Cost of revenue(1)(2)	32,778	27,602	65,501	55,461

Gross profit	90,163	68,111	174,662	130,407
Operating expenses:
Research and development(2)	34,042	28,265	67,576	55,172
Sales and marketing(2)	73,271	60,186	143,934	119,658
General and administrative(1)(2)	21,846	17,579	42,127	32,088

Total operating expenses	129,159	106,030	253,637	206,918

Loss from operations	(38,996)	(37,919)	(78,975)	(76,511)
Interest expense, net	(236)	(189)	(515)	(365)
Other income, net	267	190	283	631

Loss before provision for income taxes	(38,965)	(37,918)	(79,207)	(76,245)
Provision for income taxes	320	184	164	432

Net loss	$(39,285)	$(38,102)	$(79,371)	$(76,677)

Net loss per common share, basic and diluted	$(0.30)	$(0.30)	$(0.60)	$(0.61)

Weighted-average shares used to compute net loss per share, basic and diluted	132,981	126,776	132,237	125,864

(1)	Includes intangible assets amortization as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
	(in thousands)		(in thousands)
Cost of revenue	$—	$878	$365	$2,298
General and administrative	38	38	77	77

Total intangible assets amortization	$38	$916	$442	$2,375

(2)	Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
	(in thousands)		(in thousands)
Cost of revenue	$2,663	$1,830	$5,131	$3,342
Research and development	9,554	7,348	18,714	13,872
Sales and marketing	7,934	6,416	15,674	11,646
General and administrative	3,916	3,470	7,494	6,293

Total stock-based compensation	$24,067	$19,064	$47,013	$35,153

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(39,285)	$(38,102)	$(79,371)	$(76,677)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,765	10,721	19,337	22,805
Stock-based compensation expense	24,067	19,064	47,013	35,153
Amortization of deferred commissions	5,368	4,605	10,358	9,376
Other	19	(25)	41	83
Changes in operating assets and liabilities:
Accounts receivable, net	(25,124)	(17,555)	12,222	24,372
Deferred commissions	(5,835)	(4,149)	(8,619)	(6,406)
Prepaid expenses and other assets, current and noncurrent	(3,164)	2,664	(5,705)	2,437
Accounts payable	(121)	(550)	7,061	(284)
Accrued expenses and other liabilities	7,074	7,484	(3,893)	(19,214)
Deferred rent	1,189	144	1,719	2,654
Deferred revenue	16,524	10,820	(1,145)	(3,409)

Net cash used in operating activities	(9,523)	(4,879)	(982)	(9,110)
CASH FLOWS FROM INVESTING ACTIVITIES:
Sales of marketable securities	—	240	—	240
Maturities of marketable securities	—	471	—	7,057
Purchases of property and equipment	(1,013)	(771)	(1,797)	(11,747)
Proceeds from sale of property and equipment	2	72	29	76

Net cash (used in) provided by investing activities	(1,011)	12	(1,768)	(4,374)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of borrowing costs	—	—	—	(93)
Proceeds from exercise of stock options, net of repurchases of early exercised stock options	2,957	1,969	5,413	4,215
Proceeds from issuances of common stock under employee stock purchase plan	—	—	8,881	9,016
Employee payroll taxes paid related to net share settlement of restricted stock units	(5,821)	(4,100)	(14,935)	(8,868)
Acquisition related contingent consideration	(991)	—	(991)	—
Payments of capital lease obligations	(4,176)	(2,312)	(7,912)	(3,261)

Net cash (used in) provided by financing activities	(8,031)	(4,443)	(9,544)	1,009
Effect of exchange rate changes on cash and cash equivalents	149	(49)	178	65

Net decrease in cash and cash equivalents	(18,416)	(9,359)	(12,116)	(12,410)
Cash and cash equivalents, beginning of period	183,691	182,690	177,391	185,741

Cash and cash equivalents, end of period	$165,275	$173,331	$165,275	$173,331

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2017	2016	2017	2016
GAAP operating loss	$(38,996)	$(37,919)	$(78,975)	$(76,511)
Stock-based compensation	24,067	19,064	47,013	35,153
Intangible assets amortization	38	916	442	2,375
Expenses related to a legal verdict(1)	—	—	—	(1,664)

Non-GAAP operating loss	$(14,891)	$(17,939)	$(31,520)	$(40,647)

GAAP operating margin	(32)%	(40)%	(33)%	(41)%
Stock-based compensation	20	20	20	19
Intangible assets amortization	—	1	—	1
Expenses related to a legal verdict(1)	—	—	—	(1)

Non-GAAP operating margin	(12)%	(19)%	(13)%	(22)%

GAAP net loss	$(39,285)	$(38,102)	$(79,371)	$(76,677)
Stock-based compensation	24,067	19,064	47,013	35,153
Intangible assets amortization	38	916	442	2,375
Expenses related to a legal verdict(1)	—	—	—	(1,664)

Non-GAAP net loss	$(15,180)	$(18,122)	$(31,916)	$(40,813)

GAAP net loss per share, basic and diluted	$(0.30)	$(0.30)	$(0.60)	$(0.61)
Stock-based compensation	0.19	0.15	0.36	0.28
Intangible assets amortization	—	0.01	—	0.02
Expenses related to a legal verdict(1)	—	—	—	(0.01)

Non-GAAP net loss per share, basic and diluted	$(0.11)	$(0.14)	$(0.24)	$(0.32)

Weighted-average shares outstanding, basic and diluted	132,981	126,776	132,237	125,864

GAAP net cash used in operating activities	$(9,523)	$(4,879)	$(982)	$(9,110)
Purchases of property and equipment	(1,013)	(771)	(1,797)	(11,747)
Payments of capital lease obligations	(4,176)	(2,312)	(7,912)	(3,261)

Free cash flow	$(14,712)	$(7,962)	$(10,691)	$(24,118)

Net cash (used in) provided by investing activities	$(1,011)	$12	$(1,768)	$(4,374)

Net cash (used in) provided by financing activities	$(8,031)	$(4,443)	$(9,544)	$1,009

(1)	Included in general and administrative expenses in the condensed consolidated statements of operations.

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
GAAP revenue	$122,941	$95,713	$240,163	$185,868
Deferred revenue, end of period	240,839	183,004	240,839	183,004
Less: deferred revenue, beginning of period	(224,315)	(172,184)	(241,984)	(186,413)

Billings	$139,465	$106,533	$239,018	$182,459

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS PER SHARE GUIDANCE

(In thousands)

(unaudited)

	For the Three Months Ended October 31, 2017	For the Year Ended January 31, 2018
GAAP net loss per share range, basic and diluted	$(0.34-0.33)	$(1.23-1.21)
Stock-based compensation	0.20	0.77
Intangible assets amortization	—	—

Non-GAAP net loss per share range, basic and diluted	$(0.14-0.13)	$(0.46-0.44)

Weighted average shares outstanding, basic and diluted	134,731	134,021